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                                                                   EXHIBIT 21.1

                     Subsidiaries of the Registrant

                       State or Jurisdiction           Names under which
Name                      of Incorporation         Subsidiary does Business
----                   ---------------------       ------------------------
MIPS Technologies      Switzerland                 MIPS Denmark
  International A.G.                                 Development Center